Exhibit 10.3

FIRST AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT, dated as of April 11, 2012 (this “Amendment”), to the Third Amended and Restated Credit Agreement, dated as of March 22, 2012 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), OBSIDIAN, LLC, a Delaware limited liability company, as the agent and collateral agent for the Lenders (“Obsidian” and in such capacity, together with its successors and assigns in such capacity, “Agent”), DIALOGIC CORPORATION, a British Columbia corporation (the “Company”), DIALOGIC INC., a Delaware corporation (the “Parent” and together with the Company, collectively, the “Principal Companies” and individually a “Principal Company”) and each of the Subsidiary Guarantors signatory thereto.

WHEREAS, the Principal Companies, the Subsidiary Guarantors, the Agent and the Lenders agree to modify the Credit Agreement on and subject to the terms set forth herein;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

2. Amendments.

(a) The following new definition of “Conversion” is hereby added to Schedule B of the Credit Agreement in correct alphabetical order to read as follows:

““Conversion” has the meaning set forth in Section 8.9.”

(b) The following new definition of “Equity Investment” is hereby added to Schedule B of the Credit Agreement in correct alphabetical order to read as follows:

““Equity Investment” means the Company, the Parent, the Lenders and certain investors will contemporaneously enter into the Investment Documents on the First Amendment Effective Date, pursuant to which (i) certain investors will invest cash in the Parent in exchange for convertible notes and/or common stock of the Parent in the amounts set forth in, and pursuant to, the Investment Documents and/or (ii) (A) the Lenders will convert $32,958,373.35 of the outstanding principal amount of the Loans in exchange for convertible notes and/or preferred stock and common stock of the Parent in the amounts set forth in, and pursuant to, the Investment Documents and (B) the Company will pay a prepayment premium of $1,500,000 through the issuance of convertible notes and/or common stock of the Parent to the Lenders in the amounts set forth in, and pursuant to, the Investment Documents.”

(c) The following new definition of “First Amendment” is hereby added to Schedule B of the Credit Agreement in correct alphabetical order to read as follows:

““First Amendment” means the First Amendment to the Third Amended and Restated Credit Agreement, dated as of April 11, 2012, by and among the Agent, the Lenders, the Principal Companies and the Subsidiary Guarantors.”

(d) The following new definition of “First Amendment Effective Date” is hereby added to Schedule B of the Credit Agreement in correct alphabetical order to read as follows:

““First Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 3 of the First Amendment have been either satisfied or waived.”

(e) The following new definition of “Investment Documents” is hereby added to Schedule B of the Credit Agreement in correct alphabetical order to read as follows:

““Investment Documents” means the subscription agreements and the other material documents related to the Equity Investment (including all schedules, exhibits, amendments, supplements, modifications and assignments), in each case, in form and substance satisfactory to the Required Lenders.”

(f) Section 5.1(d) (Organization, Powers, Qualification, Good Standing, Business and Subsidiaries) of the Credit Agreement is hereby amended by amending and restating the fourth sentence therein to read as follows:

“The authorized Capital Stock of the Parent consists of 200,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.”

(g) Section 5.3(b) (Financial Condition, SEC Filings) of the Credit Agreement is hereby amended by amending and restating the first sentence therein to read as follows:

“Except as set forth on Schedule 5.3, all statements, reports, schedules, forms and other documents (the “SEC Documents”) required to have been filed or furnished by any Principal Company with or to the SEC since April 4, 2007 have been so filed or furnished on a timely basis (other than the Form 10-K for Fiscal Year 2011, which is required to be filed within the 15 day extension period afforded by Rule 12b-25 promulgated under the Securities and Exchange Act of 1934, as amended).”

(h) Section 5.4(c) (Absence of Certain Developments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) except as permitted pursuant to Section 10.5, there has not been any payment of interest or principal with respect to any debt owed to an Affiliate of the Principal Companies, other than a Wholly-Owned Subsidiary;”

(i) Section 5.4(d) (Absence of Certain Developments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) except as contemplated in the Related Agreements, the Investment Documents or as set forth on Schedule 5.4(d) with respect to the Parent, no Principal Company or any of its Subsidiaries has transferred, issued, sold or disposed of any shares of their Capital Stock, or granted any options, warrants, calls or other rights to purchase or otherwise acquire shares of their Capital Stock which are not reflected on the current capitalization table, warrant table and stock option table set forth on Schedule 5.1;”

(j) Section 5.4(o) (Absence of Certain Developments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(o) other than the Loan Documents, the Related Agreements and the Investment Documents, no Principal Company or any of its Subsidiaries has entered into any material transaction other in the ordinary course of business consistent with past practice;”

(k) Section 5.4(z) (Absence of Certain Developments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(z) except as contemplated by the Related Agreements and the Investment Documents, no Principal Company or any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by Section 10.5.”

(l) Section 5.12 (Financial Advisors) of the Credit Agreement is hereby amended and restated to read as follows:

“5.12 Financial Advisors. Except as set forth in Schedule 5.12 or as provided in the Investment Documents, no agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from any Principal Company with respect to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby, and each Principal Company hereby, jointly and severally, indemnifies the Lenders and the Agent against, and agrees that it will hold the Lenders and the Agent harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.”

(m) Section 5.34 (Transactions with Affiliates) of the Credit Agreement is hereby amended by amending and restating clause (iii) therein to read as follows:

“(iii) for transactions under the Loan Documents, the Related Agreements and the Investment Documents and”

(n) Section 8.4(a) (Offers to Prepay in Connection with Issuances of Capital Stock) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Substantially simultaneously with (and in any event not later than the tenth Business Day next following) receipt by any Principal Company or any of its Subsidiaries of any Net Equity Proceeds in respect of any issuance of Capital Stock (other than Net Equity Proceeds arising from (i) the Restructuring, (ii) the Equity Investment, (iii) the issuance of Capital Stock to officers, directors, employees or contractors of the Parent or its Subsidiaries in transactions directly relating to compensation for services to the Parent or its Subsidiaries), and (iv) other issuances of Capital Stock (x) in a Fiscal Year up to $1,500,000 in the aggregate and (y) since the Closing Date up to $3,000,000 in the aggregate), the Company shall make an offer to make a prepayment of Loans with an aggregate prepayment price equal to 50% of such Net Equity Proceeds, at a prepayment price equal to 100% of the principal amount of Loans prepaid, plus the Applicable Prepayment Premium determined for the prepayment date with respect to such principal amount, plus accrued and unpaid interest thereon, if any, to the applicable prepayment date, by delivering written notice of such offer to the Agent and the Lenders (the “Capital Stock Offer”); provided, that in the case of the receipt by any Principal Company or any of its Subsidiaries of (i) any Net Equity Proceeds in an aggregate amount up to $35,000,000 in respect of any issuance of Capital Stock at a price of $1.25 per share or more (adjusted for any reverse stock split or other similar transaction), the Applicable Prepayment Premium in connection with such Capital Stock Offer shall be zero (0) and (ii) any Net Equity Proceeds in excess of $35,000,000 in respect of any issuance of Capital Stock at a price of $1.25 per share or more, the Applicable Prepayment Premium set forth in this Agreement in connection with such Capital Stock Offer shall be applicable.”

(o) The Credit Agreement is hereby amended by adding the following new Section 8.9 (Conversion) to read as follows:

“8.9 Conversion. On the First Amendment Effective Date, (i) the Lenders will convert $32,958,373.35 of the outstanding principal amount of the Loans in exchange for convertible notes and/or preferred stock and common stock of the Parent in the amounts set forth in, and pursuant to, the Investment Documents (the “Conversion”) and (ii) the Company will pay a prepayment premium of $1,500,000 through the issuance of convertible notes and/or common stock of the Parent to the Lenders in the amounts set forth in, and pursuant to, the Investment Documents.”

(p) Section 10.1 (Indebtedness) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (g) therein, (ii) deleting the period at the end of clause (h) therein and adding “; and”, and (iii) adding the following new clause (i) therein to read as follows:

“(i) unsecured subordinated Indebtedness under the Notes (as defined in the Investment Documents as in effect on the First Amendment Effective Date) in an aggregate amount not to exceed $42,529,814.17.”

(q) Section 10.5 (Restricted Junior Payments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“10.5 Restricted Junior Payments. No Principal Company will, and no Principal Company will permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (a) any Subsidiary may make Restricted Junior Payments to such Principal Company or any Grantor (whether directly or indirectly through other Subsidiaries), (b) so long as no Default or Event of Default has occurred and is continuing, such Principal Company and its Subsidiaries may (i) make payments and repayments of intercompany Indebtedness pursuant to the Intercompany Subordination Agreement and (ii) make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under Section 10.10(a), and (c) on the First Amendment Effective Date, the Company may (i) convert all of the outstanding principal of the Shareholder Loans in exchange for convertible notes and/or common stock of the Parent at a price of $1 per share pursuant to the Investment Documents or (ii) if the Company has Qualified Cash of at least $20,000,000 after giving effect to the cash received pursuant to the Equity Investment, (x) convert all or a portion of the outstanding principal of the Shareholder Loans in exchange for convertible notes and/or common stock of the Parent at a price of $1 per share pursuant to the Investment Documents and (y) repay up to one-half (1/2) of the outstanding principal of the Shareholder Loans in cash such that after such conversion and/or repayment referred to in the foregoing clauses (c)(i) or (ii), the Shareholder Loans are no longer outstanding.”

(r) Section 10.7 (Transactions with Affiliates) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“10.7 Transactions with Affiliates. No Principal Company will, and no Principal Company will permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of such Principal Company, on terms that are less favorable to such Principal Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not an Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between such Principal Company and any of its Wholly-Owned Subsidiaries or between any of its Wholly-Owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Governing Bodies of such Principal Company and its Subsidiaries, (iii) transactions between such Principal Company or a Subsidiary and Tennenbaum Capital Partners, LLC and its Affiliates, (iv) the Restructuring and any transactions contemplated by the Related Agreements or (v) the Equity Investment and any transactions contemplated by the Investment Documents; provided, further that, other than as permitted pursuant to clause (ii) above, in no event will such Principal Company or any of its Subsidiaries pay, at any time, any fees (whether in the form of cash, equity incentives or otherwise) to any Affiliates for management, consulting or similar services.”

(s) Section 11(t) (Events of Default) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(t) there is an “Event of Default” (or similar term as defined in the Related Agreements or the Investment Documents); or”

(t) Section 15.1 (Transaction Expenses) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“15.1 Transaction Expenses. Whether or not the transactions contemplated hereby shall be consummated, each Principal Company agrees, jointly and severally, to pay promptly (a) all the actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents, the Investment Documents and the Related Agreements and any consents, amendments, waivers or other modifications thereto (whether or not any such amendment, waiver or consents become effective); provided, that reimbursement for all business due diligence expenses of the Lenders and the Agent prior to the Closing Date shall be limited to $150,000; (b) all the costs of furnishing all opinions by counsel for the Loan Parties (including any opinions requested by the Collateral Agent, Agent or the Lenders as to any legal matters arising hereunder) and of any Loan Party’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents, the Investment Documents and the Related Agreements including with respect to confirming compliance with environmental, insurance and solvency requirements; (c) the reasonable fees, expenses and disbursements of counsel to the Lenders and the Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents, the Investment Documents and the Related Agreements and any consents, amendments, waivers or other modifications thereto (whether or not any such amendment, waiver or consents become effective) and any other documents or matters requested by any Loan Party; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Collateral Agent on behalf of the Secured Parties pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to the Collateral Agent and of counsel providing any opinions that the Collateral Agent or the Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by the Collateral Agent or the Lenders or any of their counsel) of obtaining and reviewing any environmental audits or reports provided for under Section 4.10, 9.6 or 9.8; (f) the costs incurred by the Collateral Agent in connection with the custody or preservation of any of the Collateral; (g) all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by the Collateral Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents, the Investment Documents or the Related Agreements (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings; and (h) all costs and expenses incurred by the Lenders in obtaining periodic appraisals and market valuations of the Loans from time to time as required or otherwise desirable (as determined by the applicable Lender in its reasonable discretion) pursuant to any Contractual Obligation of a Lender. Each

Principal Company will, jointly and severally, pay, and will save each Lender and the Agent harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by a Lender or the Agent).”

(u) Section 16(a) (Indemnification) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Each Principal Company will, jointly and severally, indemnify and hold harmless each Lender, the Collateral Agent, the Agent, each person who controls a Lender within the meaning of the Securities Act or the Exchange Act and each of its Subsidiaries and each of their respective directors, officers, employees, principals, members, agents, advisors and partners (any and all of whom are referred to as the “Indemnified Party”) from and against any and all losses, claims, damages, and liabilities not determined by a court of competent jurisdiction in a final and non-appealable judgment to be resulting from the gross negligence or willful misconduct of such Indemnified Party, whether joint or several (including all legal fees or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened third party claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject, under any Applicable Law or otherwise, caused by or arising out of, or allegedly caused by or arising out of, (i) this Agreement, any other Loan Document, the Related Agreements, the Investment Documents or any transaction contemplated hereby or thereby (including, without limitation, any failure to extend Loans other than by reason of a breach of this Agreement by the Indemnified Party), (ii) any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), any of the Investment Documents or any of the Related Agreements, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Principal Company or any of its Subsidiaries.”

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent and the Lenders, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agent and the Lenders is hereinafter referred to as the “First Amendment Effective Date”):

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent and the Lenders pursuant hereto on or prior to the First Amendment Effective Date shall be true and correct after giving effect to this Amendment on and as of the First Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Execution of Amendment. The Agent and the Lenders shall have executed this Amendment and shall have received a counterpart to this Amendment, duly executed by the Principal Companies and the Subsidiary Guarantors.

(c) Equity Investment. The Agent shall have received (i) evidence, in form and substance satisfactory to the Agent, that the Conversion has been consummated pursuant to the Investment Documents and (ii) fully executed copies of all Investment Documents relating to the Conversion.

(d) Shareholder Loans. The Agent shall have received evidence, in form and substance satisfactory to the Agent, that the Company has either (i) converted all of the outstanding principal of the Shareholder Loans in exchange for convertible notes and/or common stock of the Parent at a price of $1 per share pursuant to the Investment Documents or (ii) if the Company has Qualified Cash of at least $20,000,000 after giving effect to the cash received pursuant to the Equity Investment, (x) converted all or a portion of the outstanding principal of the Shareholder Loans in exchange for convertible notes and/or common stock of the Parent at a price of $1 per share pursuant to the Investment Documents and (y) repaid up to one-half (1/2) of the outstanding principal of the Shareholder Loans in cash such that after such conversion and/or repayment referred to in the foregoing clauses (c)(i) or (ii), the Shareholder Loans are no longer outstanding.

(e) Working Capital Facility Amendment. The Agent shall have received an executed copy of the Consent and Eighteenth Amendment to the Working Capital Facility, which consent and amendment shall be on terms reasonably satisfactory to the Agent.

4. Representations and Warranties. Each of the Principal Companies and the Subsidiary Guarantors represents and warrants as follows:

(a) The execution, delivery and performance by the Principal Companies and the Subsidiary Guarantors of this Amendment (including, without limitation, Section 5) and the performance by the Principal Companies and the Subsidiary Guarantors of the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and the Principal Companies and the Subsidiary Guarantors have all requisite power, authority and legal right to execute, deliver and perform this Amendment (including, without limitation, Section 5) and to perform the Credit Agreement, as amended hereby.

(b) This Amendment and the Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Principal Companies and the Subsidiary Guarantors, enforceable against the Principal Companies and the Subsidiary Guarantors in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) The representations and warranties contained in Section 5 of the Credit Agreement are true and correct after giving effect to this Amendment on and as of the First Amendment Effective Date as though made on and as of the First Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default has occurred and is continuing on and as of the First Amendment Effective Date, or would result from this Amendment becoming effective in accordance with its terms.

5. Release. Each of the Principal Companies and the Subsidiary Guarantors may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Agent, the Lenders, the Principal Companies and the Subsidiary Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each of the Principal Companies and the Subsidiary Guarantors makes the releases contained in this Section 5. In consideration of the Agent and the Lenders entering into this Amendment and agreeing to substantial concessions as set forth herein, each of the Principal Companies and the Subsidiary Guarantors hereby fully and unconditionally releases and forever discharges each of the Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Principal Companies and the Subsidiary Guarantors has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, but in any case only to the extent arising out of the administration or enforcement of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”). Each of the Principal Companies and the Subsidiary Guarantors represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Principal Companies and the Subsidiary Guarantors against the Released Parties which is not released hereby. Each of the Principal Companies and the Subsidiary Guarantors represents and warrants that the foregoing constitutes a full and complete release of all Claims.

6. Miscellaneous.

(a) Continued Effectiveness of the Credit Agreement. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment. To the extent that the Credit Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agent and the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Credit Agreement or any other Loan Document.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Costs and Expenses. The Principal Companies agree to pay on demand all reasonable fees, costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment.

(e) Amendment as Loan Document. The Principal Companies and the Subsidiary Guarantors hereby acknowledge and agree that this Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Principal Companies and the Subsidiary Guarantors under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Principal Companies and the Subsidiary Guarantors shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(f) Governing Law. This Amendment shall be governed by the laws of the State of New York.

(g) Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

DIALOGIC CORPORATION, a British Columbia corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Director

DIALOGIC INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Secretary

DIALOGIC DISTRIBUTION LIMITED, a company organized under the laws of Ireland

SIGNED AND DELIVERED as a deed

by	/s/ Anthony Housefather

the lawfully appointed attorney for and on behalf of DIALOGIC DISTRIBUTION LIMITED in the presence of:

Witness (signature):	/s/ Stephen Becker
Witness Name (print):	Stephen Becker
Witness Address:	9800 Cavendish, Suite 500
Montreal, Quebec, Canada

First Amendment to Third Amended and Restated Credit Agreement

DIALOGIC MANUFACTURING LIMITED, a company organized under the laws of Ireland

SIGNED AND DELIVERED as a deed

by	/s/ Anthony Housefather
the lawfully appointed attorney for and on behalf of DIALOGIC MANUFACTURING LIMITED in the presence of:

Witness (signature):	/s/ Stephen Becker
Witness Name (print):	Stephen Becker
Witness Address:	9800 Cavendish, Suite 500
Montreal, Quebec, Canada

DIALOGIC US HOLDINGS INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Director

DIALOGIC (US) INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Secretary

DIALOGIC RESEARCH INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Secretary

First Amendment to Third Amended and Restated Credit Agreement

CANTATA TECHNOLOGY, INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Director

DIALOGIC JAPAN, INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Director

DIALOGIC NETWORKS (ISRAEL) LTD., a company organized under the laws of Israel

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Director

DIALOGIC DO BRASIL COMERCIO DE EQUIPAMNETOS PARA TELECOMUNICACAO LTDA (f/k/a Veraz Networks do Brasil Comercio de Equipamentos Para Telecommunicacao Ltda), a company organized under the laws of Brazil

By:	/s/ Jobelino Vitoriano Locateli
Name: Jobelino Vitoriano Locateli
Title: Legal Representative

First Amendment to Third Amended and Restated Credit Agreement

AGENT:	OBSIDIAN, LLC

	By:	/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Partner

First Amendment to Third Amended and Restated Credit Agreement

LENDERS:	SPECIAL VALUE OPPORTUNITIES FUND, LLC SPECIAL VALUE EXPANSION FUND, LLC TENNENBAUM OPPORTUNITIES PARTERNS V, LP

By: Tennenbaum Capital Partners, LLC
Its: Investment Management

	By:	/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Partner

First Amendment to Third Amended and Restated Credit Agreement